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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-74250

                  SUPPLEMENT TO FINAL PROSPECTUS - May 7, 2002

                       CNB BANCORP, INC. (IN ORGANIZATION)

                         850,000 SHARES OF COMMON STOCK

     We have elected to extend the offering which will now close upon the sale of 850,000 shares or July 31, 2002, whichever occurs first. However, we may, at our discretion, elect to end the offering sooner or further extend it for additional periods but not beyond December 31, 2002.